Exhibit 99B.10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Trust for Investment Managers and to the use of our report dated October 6, 2000 on the financial statements and financial highlights of Villere Balanced Fund, a series of Trust For Investment Managers. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 15, 2000